UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): November 14, 2011

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on March 7, 1997, a class action complaint was filed against Lufkin Industries, Inc. (“Lufkin”) in the U.S. District Court for the Eastern District of Texas by an employee and a former employee of Lufkin who alleged race discrimination in employment. Certification hearings were conducted in Beaumont, Texas in February 1998 and in Lufkin, Texas in August 1998. In April 1999, the District Court issued a decision that certified a class for this case, which included all black employees employed by Lufkin from March 6, 1994, to the present. The case was administratively closed from 2001 to 2003 while the parties unsuccessfully attempted mediation. Trial for this case began in December 2003, and after the close of plaintiff’s evidence, the court adjourned and did not complete the trial until October 2004. Although plaintiff’s class certification encompassed a wide variety of employment practices, plaintiffs presented only disparate impact claims relating to discrimination in initial assignments and promotions at trial.

On January 13, 2005, the District Court entered its decision finding that Lufkin discriminated against African-American employees in initial assignments and promotions. The District Court also concluded that the discrimination resulted in a shortfall in income for those employees and ordered that Lufkin pay those employees back pay to remedy such shortfall, together with pre-judgment interest in the amount of 5%. On August 29, 2005, the District Court determined that the back pay award for the class of affected employees was $3.4 million (including interest to January 1, 2005) and provided a formula for attorney fees that Lufkin estimates will result in a total not to exceed $2.5 million. In addition to back pay with interest, the District Court (i) enjoined and ordered Lufkin to cease and desist all racially biased assignment and promotion practices and (ii) ordered Lufkin to pay court costs and expenses.

Lufkin reviewed this decision with its outside counsel and on September 19, 2005, appealed the decision to the U.S. Court of Appeals for the Fifth Circuit. On April 3, 2007, Lufkin appeared before the appellate court in New Orleans for oral argument in this case. The appellate court subsequently issued a decision on February 29, 2008 that reversed and vacated the plaintiff’s claim regarding the initial assignment of black employees into the Foundry Division. The court also denied plaintiff’s appeal for class certification of a class disparate treatment claim. Plaintiff’s claim on the issue of Lufkin’s promotional practices was affirmed but the back pay award was vacated and remanded for re-computation in accordance with the opinion.  The District Court’s injunction was vacated and remanded with instructions to enter appropriate and specific injunctive relief. Finally, the issue of plaintiff’s attorney’s fees was remanded to the District Court for further consideration in accordance with prevailing authority.

On December 5, 2008, U.S. District Court Judge Clark held a hearing in Beaumont, Texas during which he reviewed the U.S. Court of Appeals for the Fifth Circuit class action decision and informed the parties that he intended to implement the decision in order to conclude this litigation. At the conclusion of the hearing, Judge Clark ordered the parties to submit positions regarding the issues of attorney fees, a damage award and injunctive relief. Subsequently, Lufkin reviewed the plaintiffs’ submissions which described the formula and underlying assumptions that supported their positions on attorney fees and damages. After careful review of the plaintiff’s submission to the District Court Lufkin continued to have significant differences regarding legal issues that materially impacted the plaintiffs’ requests. As a result of these different results, the court requested further evidence from the parties regarding their positions in order to render a final decision.  The judge reviewed both parties arguments regarding legal fees, and awarded the plaintiffs an interim fee, but at a reduced level from the plaintiffs original request. Lufkin and the plaintiffs reconciled the majority of the differences and the damage calculations which also lowered the originally requested amounts of the plaintiffs on those matters.  Due to the resolution of certain legal proceedings on damages during the first half of 2009 and the District Court awarding the plaintiffs an interim award of attorney fees and cost totaling $5.8 million, Lufkin recorded an additional provision of $5.0 million in the first half of 2009 above the $6.0 million recorded in the fourth quarter of 2008. The plaintiffs filed an appeal of the District Court’s interim award of attorney fees with the Fifth Circuit. The Fifth Circuit subsequently dismissed these appeals on August 28, 2009 on the basis that an appealable final judgment in this case had not been issued.  The court commented that this issue can be reviewed with an appeal of final judgment.

On January 15, 2010, the U.S. District Court for the Eastern District of Texas notified Lufkin that it had entered a final judgment related to Lufkin’s ongoing class-action lawsuit.  On January 15, 2010, the plaintiffs filed a notice of appeal with the Fifth Circuit of the District Court’s final judgment.  On January 21, 2010, Lufkin filed a notice of cross-appeal with the same court.

On January 15, 2010, in its final judgment, the Court ordered Lufkin to pay the plaintiffs $3.3 million in damages, $2.2 million in pre-judgment interest and 0.41% interest for any post-judgment interest. Lufkin had previously estimated the total liability for damages and interest to be approximately $5.2 million. The Court also ordered the plaintiffs to submit a request for legal fees and expenses from January 1, 2009 through the date of the final judgment. The plaintiffs were required to submit this request within 14 days of the final judgment. On January 21, 2010, Lufkin filed a motion with the District Court to stay the payment of damages referenced in the District Court's final judgment pending the outcome of the Fifth Circuit's decision on both parties' appeals. The District Court granted this motion to stay.

On January 29, 2010, the plaintiffs filed a motion with the U.S. District Court for the Eastern District of Texas for a supplemental award of $0.7 million for attorney fees, costs and expenses incurred between January 1, 2009 and January 15, 2010, as allowed in the final judgment. In the fourth quarter of 2009, Lufkin recorded a provision of $1.0 million for these legal expenses and accrual adjustments for the final judgment award of damages.  On September 28, 2010, the District Court granted plaintiffs’ motion for supplemental attorney fees, costs and expenses in the amount of $0.7 million for the period of January 1, 2009 through January 15, 2010.  In order to cover these costs, Lufkin recorded an additional provision of $1.0 million in September 2010 for anticipated costs through the end of 2010.

On February 2, 2011 the Fifth Circuit accepted the oral arguments from the plaintiffs and Lufkin on their respective appeals to the Court.

On July 7, 2011, in light of the United States Supreme Court’s decision in Wal-Mart Stores, Inc. v. Dukes, Lufkin moved to file supplemental briefs in the pending Fifth Circuit appeal to address two legal principles essential to plaintiffs’ theory of liability, which Lufkin believes are now foreclosed by the Supreme Court’s Wal-Mart decision.  Plaintiffs filed an opposition to the motion.  On July 14, 2011, the Fifth Circuit denied Lufkin’s motion.

On August 8, 2011, the Fifth Circuit issued a final opinion on all appeals before the Court.  Lufkin filed a petition for certiorari to the United States Supreme Court on September 16, 2011.

On November 14, 2011, the United States Supreme Court denied Lufkin’s petition for certiorari.  Lufkin anticipates that U.S. District Court for the Eastern District of Texas will vacate the stay that it previously entered with respect to the payment of damages awarded in its final judgment on January 15, 2010 and that Lufkin will be required to pay $3.3 million in back-pay damages, $2.2 million in pre-judgment interest, $45,000 in post-judgment interest, and $50,000 to an administrator who will be responsible for calculating the individual awards.  Lufkin has fully accrued the funds necessary to cover the final judgment award of damages.

The District Court has not yet determined the amount of attorneys fees payable to plaintiffs’ counsel for work performed since the entry of the District Court’s final judgment on January 15, 2010 or whether plaintiffs’ counsel will be entitled to additional fees for work performed prior to January 15, 2010, as a result of the Fifth Circuit’s August 8, 2011 decision.  Lufkin has previously recorded provisions in the amount of approximately $900,000 for work performed by plaintiffs’ counsel since the entry of the District Court’s final judgment on January 15, 2010.  However, to date, no amounts have been accrued for additional fees that may be awarded for work performed by plaintiffs’ counsel prior to January 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUFKIN INDUSTRIES, INC

By	/s/ Christopher L. Boone
Christopher L. Boone
Vice President/Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:  November 17, 2011